UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2014

AFH ACQUISITION X, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53078	42-1743430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
269 S. Beverly Drive, Ste #1600, Beverly Hills, CA		90212
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (310) 475-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws

On July 25, 2014, the AFH Acquisition X, Inc. (the “Company”) filed its Amended and Restated Certificate of Incorporation (the “Amended Certificate”), effective as of July 25, 2014, with the Delaware Secretary of State.  On the same date, the Company also amended and restated its bylaws (the “Amended Bylaws”). Both the Amended Certificate and Amended Bylaws were amended and restated in their entirety to provide additional specificity regarding the indemnification of the Company’s directors and officers, including, among other things, (i) clarification regarding the parties entitled to or permitted to receive indemnification, (ii) the establishment of procedures related to the indemnification of claims and the advancement of expenses, (iii) clarification regarding the limitations on the Company’s indemnification and expense advancement obligations, and (iv) the addition of a provision that provides that the repeal or modification of the indemnification provisions of the Amended Bylaws will not deprive a director or officer of indemnification with respect to any matter arising before such amendment.

The Amended Certificate and Amended Bylaws was approved by written consent of a majority of the Company’s shareholders and by written consent of the Board of Directors of the Company on July 25, 2014 and the Bylaws were approved by written consent of the Board of Directors of the Company on July 25, 2014.

The preceding is a summary of the Amended Certificate and Amended Bylaws and is qualified in its entirety by reference to the Amended Certificate and Amended Bylaws of the Company attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and incorporated by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.

Description

3.1

Amended and Restated Certificate of Incorporation, dated July 25, 2014

3.2

Amended and Restated Bylaws, dated July 25, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFH ACQUISITION X, INC.

By:	/s/ Amir F. Heshmatpour
Name: Amir F. Heshmatpour Title: President, Secretary and Sole Director

Date: July 28, 2014

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